UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 22, 2022

DUTCH BROS INC.
(Exact name of registrant as specified in its charter)

Delaware		001-40798	87-1041305
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification No.)
110 SW 4th Street
Grants Pass,	Oregon		97526
(Address of principal executive offices)			(Zip Code)
(541) 955-4700
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on which Registered
Class A Common Stock, par value $0.00001 per share	BROS	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 22, 2022 (the “Effective Date”), the Board of Directors (the “Board”) of Dutch Bros Inc., a Delaware corporation (the “Company”), appointed Ann M. Miller to fill a vacancy on the Board and to serve on the Board as a director until the Company’s 2023 annual meeting of stockholders, and until her successor has been duly elected and qualified, or until her earlier death, resignation or removal. Ms. Miller has also been appointed as a member of the Audit and Risk Committee of the Board.

There are no arrangements or understandings between Ms. Miller and any other persons pursuant to which she was selected as a director. The Board has determined that Ms. Miller qualifies as an independent director under the independence requirements set forth under Section 303A.02 of the New York Stock Exchange listing rules. Additionally, there are no transactions involving the Company and Ms. Miller that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

In connection with her appointment to the Board and pursuant to the Company’s non-employee director compensation policy (“Director Compensation Policy”) as described in the Company’s 2022 Proxy Statement and Notice of Annual Stockholders’ Meeting filed with the SEC on April 21, 2022, Ms. Miller will receive an annual cash retainer for her service on the Board, an additional cash retainer for her service on any committee of the Board, and annual equity grants, each in the amounts set forth in the Director Compensation Policy.

In connection with the aforementioned appointment to the Board, the Company entered into its standard indemnification agreement with Ms. Miller, which form indemnification agreement is filed as Exhibit 10.2 to the Company’s Registration Statement on Form S-1 (File No. 333-258988) filed with the SEC on September 13, 2021, which requires the Company, under the circumstances and to the extent provided for therein, to indemnify the indemnitee to the fullest extent permitted by applicable law against certain expenses and other amounts incurred by the indemnitee as a result of the indemnitee being made a party to certain actions, suits, investigations and other proceedings.

Item 7.01    Regulation FD Disclosure.

On August 25, 2022, the Company issued a press release announcing the appointment of Ms. Miller to the Board. A copy of the Company’s press release announcing the appointment is attached hereto as Exhibit 99.1.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01    Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description
10.1	Offer Letter, dated as of August 12, 2022, by and between Dutch Bros Inc. and Ann M. Miller
99.1	Press release dated August 25, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUTCH BROS INC.
(Registrant)

Date:	August 25, 2022	By:	/s/ Charles L. Jemley
Charles L. Jemley
Chief Financial Officer